Exhibit 99.2

Pure Storage Posts 167% YoY Revenue Growth In Fiscal Third Quarter

Today, we are publicly reporting quarterly financial results for the first time, and we are thrilled with the results. We are in the right place (a $24B market for performance storage hardware and software) at the right time (rapidly tipping to all-flash and the cloud model) with the right platform for customers.

As we shared in the blog last week, as a result of the convergence of flash and cloud, we are seeing the biggest disruption the storage industry has seen in over twenty years. This makes for a high-stakes environment, as old and new entrants alike are struggling to adapt, some through M&A and others through end-to-end makeovers of their existing technology. At Pure, we saw these disruptions six years ago as an unprecedented opportunity to transform data center storage with our unique all-flash and cloud-ready platform.

What is driving our success? We’re different than other storage companies. The Pure Storage team came together out of a shared dissatisfaction with the state of data center storage. We were convinced that legacy storage vendors were ill-prepared to make the leap to the solid-state, cloud-centric future. So we designed a new storage platform that was a first mover in several key innovations:

1.	All-flash for every application – Pure offered a 100% flash memory platform that is below the cost of performance disk and is out of the box compatible with existing infrastructure;
2.	Simplicity – Our platform sheds decades of accumulated complexity and leverages cloud automation and management to bring the simplicity of a public cloud user experience to storage; and
3.

Evergreen – We rethought the storage technology and business model so that the data stays in place while the containing hardware and software evolves non-disruptively around it, just as it does within the cloud. (Data migrations, after all, are like moving houses—complicated logistics, and you know something will get broken and something lost. What if your home evolved with your needs without ever having to move again?)

Our best-in-class storage platform is enabling our customers to accomplish things they never thought possible with their data and applications---we are delivering storage that can pay for itself both in business value creation and in terms of cutting the complexity and cost of IT. Executing on this vision has made Pure among the highest in customer satisfaction across the tech industry: Pure's NPS is now 79, higher than any other Enterprise Technology brand. (The average NPS for B2B tech is 16.)

We’ve won customers not just in traditional data centers, but also in some of the largest consumer and SaaS clouds, including LinkedIn, Intuit, Workday and ServiceNow (1). Indeed six of the top twenty SaaS providers (2) are Pure customers. With pricing for raw flash now comparable to fast disk storage, we expect the pace of change in performance storage to accelerate, and we believe Pure is uniquely well positioned given our differentiation across four dimensions: software, hardware, cloud support & automation, and our evergreen business model. In our view, none of our larger competitors have gotten any one of these right. Nor do we believe it will be possible for 15-25 year old storage designs to be successfully retrofit for the all-flash, cloud-centric future.

Q3 results.  Our execution against this vision and market opportunity is evident in the outstanding results we posted for our 3rd quarter. Pure continues to be one of if not the fastest-growing systems companies ever, posting revenue of $131 million, up 167% year-on-year.

We achieved non-GAAP total gross margin of 61.7%, and non-GAAP product gross margin of 63.1%, expanding both sequentially and year-on-year, which speaks directly to our product differentiation. The improvement in product margins is reflective of our new FlashArray//m shipping in August, to great customer reception. In addition to being faster, denser and more power efficient, the Flash Array m-series has lower COGS than the preceding 400 series. This provides a nice tailwind for our overall gross margin profile going forward, even as we continue to close out some remaining FlashArray 400 inventory at attractive pricing.

We posted non-GAAP operating margin of -21%, a 46-point improvement year-over-year, which illustrates the fundamental health of our operating model.

(1)	Full disclosure: The CEOs of Workday and ServiceNow serve on the Pure board of directors.
(2)	IDC World-wide SaaS and Cloud Software 2015-2019 Forecast

In fact, over the first three quarters of the year, our revenue grew more than 1.7 times faster than our operating expenses—that is, for each additional $1 of OpEx, we added more than $1.70 in revenues. As we invest aggressively in sales, marketing, support and our channel to maximize growth going forward, we will also continue to improve our operating efficiency.

Our customer base is growing (adding new customers this quarter such as Domino’s Pizza and The Boston Globe), and existing customers are purchasing more (including ConocoPhillips, LinkedIn, and ServiceNow in Q3). We ended the quarter with over 1,350 customers, up over 140% year over year. Our customer base now includes 12% of the Fortune 500, up from 6% in Q3 of last year.

And for every $1 of initial product purchase, our top 25 customers on average spent more than $9 on new product purchases in the first 18 months following their initial purchase, up from $8 last quarter.

Thanks to the team. I want to take this opportunity to acknowledge the dedication of our extraordinarily talented team. We call ourselves Puritans, and we proudly wear orange. Together, we have built a special corporate culture, which we call the entrepreneurial workforce:

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Everyone at Pure is an owner and is empowered like one – We strive for transparency, sharing as much information as possible. We seek to openly share good news as well as bad news internally, so that all can contribute to making our products, our customers’ experience and our company better.

•	We emphasize team rather than individual success – We win together and we lose and learn together. We focus on growing the pie rather than playing politics to carve it up.
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We behave more like missionaries than mercenaries – Puritans are striving to make the world of information technology better, knowing that our own rewards are ultimately proportional to our customer’s success.

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Most of all, we focus on supreme customer and partner satisfaction – When a customer has an issue, even if the problem lies outside of Pure, all appropriate Puritans pitch in to help make things right.

•	We endeavor to do our jobs so well that customers and partners love our products and love working with our company, and we leverage technology to ensure we maintain this excellence as we scale.

Going forward, we will manage Pure the public company in the same fashion as we have managed Pure as a private company—striving to do the right thing for the long term. Given the co-disruptions of flash and cloud, we believe we have the opportunity over the next decade to build the number one storage company.

And to our customers, our partners and our investors, we thank you for your support. We are hugely grateful for your trust and will continue to do all we can to return value on your investment. We are more committed than ever, and could not be more excited about the road ahead.

Forward Looking Statements

This post contains forward-looking statements regarding industry and technology trends, our positioning and opportunity, and our products, business and operations, including our future margins, growth prospects and operating model. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the final Prospectus related to our initial public offering of Class A common stock filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration No. 333-206312), our registration statement and other reports on file with the U.S. Securities and Exchange Commission, which are available on our investor relations website at investor.purestorage.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015. All information provided in this post is as of December 2, 2015, and we undertake no duty to update this information unless required by law.

(1)	Full disclosure: The CEOs of Workday and ServiceNow serve on the Pure board of directors.
(2)	IDC World-wide SaaS and Cloud Software 2015-2019 Forecast

Non-GAAP Financial Measures

This post contains certain non-GAAP financial measures about the company's performance. For the most directly comparable GAAP financial measures and a reconciliation of these non-GAAP financial measures to GAAP measures, please see our earnings release issued on December 2, 2015, which includes tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures" and "Reconciliation from net cash used in operating activities to free cash flow.”

(1)	Full disclosure: The CEOs of Workday and ServiceNow serve on the Pure board of directors.
(2)	IDC World-wide SaaS and Cloud Software 2015-2019 Forecast